                                                                     EXHIBIT 4.3



                           FORSTMANN & COMPANY, INC.


                                      AND


                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,


                                   as TRUSTEE



                   __________________________________________

                         Second Supplemental Indenture
                           Dated as of June 15, 1995

                    ________________________________________



                         Supplementing and Amending the
                      Indenture Dated as of April 5, 1993,
                         as Amended and Restated by the
                         Amended and Restated Indenture
                          Dated as of March 30, 1994,
                    as Amended by the Supplemental Indenture
                          Dated as of January 23, 1995

     This SECOND SUPPLEMENTAL INDENTURE, dated as of June 15, 1995, ("Second Supplemental Indenture") made by and between Forstmann & Company, Inc., a Georgia corporation (the "Company"), and Shawmut Bank Connecticut, National Association, as trustee (the "Trustee") under the Indenture dated as of April 5, 1993 (the "Original Indenture"), as amended and restated in the Amended and Restated Indenture dated as of March 30, 1994 (the "Restated Indenture"), as amended by the Supplemental Indenture dated as of January 23, 1995 (the "Supplemental Indenture"; the Restated Indenture and Supplemental Indenture being collectively referred to as the "Indenture"):

     WHEREAS, the Company wishes to execute a second supplemental indenture to the Indenture which amends covenants relating to Adjusted Tangible Net Worth, EBITDA and Interest Coverage Ratios as described hereinafter;

     WHEREAS, Section 9.02 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, upon receipt of evidence of the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (as defined hereinafter), execute a supplemental indenture to amend the Indenture;

     WHEREAS, the Holders of at least a majority in principal amount of the then outstanding Notes did, as of June 11, 1995, consent to the aforesaid amendment to the Indenture;

     WHEREAS, all conditions and requirements necessary to authorize the execution, acknowledgement and delivery of this Second Supplemental Indenture and to make the Indenture, as supplemented by this Second Supplemental Indenture, a valid, binding and legal instrument for the benefit of the parties hereto and the Holders of the Company's Senior Secured Floating Rate Notes due October 30, 1997 of which $20,000,000 in aggregate principal amount were initially issued on April 5, 1993 and $10,000,000 in aggregate principal amount were issued on March 30, 1994 (collectively, the "Notes"), have been complied with or have been fulfilled and performed;

     NOW, THEREFORE, this Second Supplemental Indenture witnesseth that each party agrees as follows:


     SECTION 1. Unless otherwise noted, capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Indenture, to the extent defined therein.

     SECTION 2. Section 4.09 of the Indenture is hereby amended to read in its entirety as follows:

Section 4.09.  Maintenance of Adjusted Tangible Net Worth.
- ------------   ------------------------------------------

     The Company shall not permit its Adjusted Tangible Net Worth, calculated as of the last day of the Company's fiscal quarters set forth below, to be less than the amount set forth below next to such respective fiscal quarter:

Company's Fiscal         Adjusted Tangible
    Quarter                  Net Worth
- ----------------         -----------------

1st Quarter 1995           $23,750,000
2nd Quarter 1995           $26,100,000
3rd Quarter 1995           $28,600,000
4th Quarter 1995           $28,800,000
1st Quarter 1996           $28,025,000
2nd Quarter 1996           $29,925,000
3rd Quarter 1996           $32,300,000
4th Quarter 1996           $31,825,000
1st Quarter 1997           $30,875,000
2nd Quarter 1997           $34,675,000
3rd Quarter 1997           $37,050,000
4th Quarter 1997           $37,050,000


     SECTION 3. Section 4.10 of the Indenture is hereby amended to read in its entirety as follows:


     Section 4.10.  Maintenance of the Company's EBITDA.
     ------------   -----------------------------------

     The Company shall not permit its EBITDA for the period of four consecutive fiscal quarters ending on the last day of the Company's fiscal quarters set forth below to be less than the amount set forth below next to such respective fiscal quarter:


Company's Fiscal
    Quarter                  EBITDA
- ----------------             -------

1st Quarter 1995           $30,400,000
2nd Quarter 1995           $25,400,000
3rd Quarter 1995           $25,800,000
4th Quarter 1995           $32,200,000
1st Quarter 1996           $33,700,000
2nd Quarter 1996           $34,200,000
3rd Quarter 1996           $34,675,000
4th Quarter 1996           $35,340,000
1st Quarter 1997           $35,625,000
2nd Quarter 1997           $36,385,000
3rd Quarter 1997           $37,050,000
4th Quarter 1997           $37,525,000


     SECTION 4. Section 4.12 of the Indenture is hereby amended to read in its entirety as follows:

     Section 4.12.  Maintenance of Interest Coverage Ratio.
     ------------   --------------------------------------

     The Company will not permit its Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the Company's fiscal quarters set forth below to be less than the ratio set forth below next to such respective fiscal quarter:

Company's Fiscal         Interest Coverage
Quarter                        Ratio
- ----------------         -----------------

1st Quarter 1995                 1.57
2nd Quarter 1995                 1.36
3rd Quarter 1995                 1.32
4th Quarter 1995                 1.58
1st Quarter 1996                 1.62
2nd Quarter 1996                 1.62
3rd Quarter 1996                 1.66
4th Quarter 1996                 1.66
1st Quarter 1997                 1.66
2nd Quarter 1997                 1.66
3rd Quarter 1997                 1.71
4th Quarter 1997                 1.71


     SECTION 5. This Second Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one instrument.


     SECTION 6. Except as specifically supplemented and amended by this Second Supplemental Indenture, the terms and provisions of the Indenture shall be and remain in full force and effect.


     SECTION 7. The Company hereby acknowledges the receipt of an executed counterpart of this Second Supplemental Indenture, and the Trustee hereby acknowledges the receipt of an executed counterpart of this Second Supplemental Indenture.

     SECTION 8. This Second Supplemental Indenture shall be governed by the laws of the State of New York.

     SECTION 9. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 10. The recitals of fact preceding Section 1 of this Second Supplemental Indenture are statements of the Company and the Trustee has no responsibility for the accuracy or completeness thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                        FORSTMANN & COMPANY, INC.

                                        /s/Kenneth J. Doel
                                        ------------------
                                        Kenneth J. Doel
                                        Executive Vice President and
                                        Chief Financial Officer


Attest:

/s/Martin L. Budd                       (SEAL)
- -----------------
Martin L. Budd
Secretary
                        (Signatures continued on next page)

                                 (Signatures continued from previous page)


                                 SHAWMUT BANK CONNECTICUT,
                                 NATIONAL ASSOCIATION, as Trustee



                                 By: /s/ Elizabeth C. Hammer
                                    --------------------------
                                    Title: Vice President
                                          -----------------------


Attest:

By: /s/ Susan C. Merker                          (SEAL)
   ------------------------

Title: Assistant Vice President
      ----------------------------